Exhibit (c)(x)

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                               TATA MOTORS LIMITED
                        BOMBAY HOUSE, 24 HOMI MODY STREET
                                 BOMBAY 400 001
                                      INDIA

                                                                  April 27, 2004

To,

Citibank, N.A.
ADR Department
111 Wall Street, 5th Floor
New York, New York 10043

      Re: Tata Motors Limited (the "Company") -- Depositary Receipt Facilities

Ladies and Gentlemen:

            We refer to the International Deposit Agreement, dated as of July 15, 1994, as amended on July 19, 1996, August 13, 1996 and September 30, 2002 and supplemented on August 19, 2002 and July 31, 2003, among the Company, Citibank, N.A, as Depositary and all Holders and Beneficial Owners of International Global Depositary Receipts issued thereunder (the "International Deposit Agreement"). Terms used herein but not otherwise defined herein shall have the meaning ascribed to them in the International Deposit Agreement.

            This Letter Agreement confirms our understanding and agreement as follows:

            1. Deposit of Shares. The Company and the Depositary hereby agree that the common shares of the Company, par value Rs. 10 per share (the "Shares"), to be delivered upon conversion of the Zero Coupon Convertible Notes due 2009 (the "2009 Notes") and the 1% Convertible Notes due 2011 (the "2011 Notes" and, together with the 2009 Notes, the "Notes") initially offered and sold outside the United States in reliance on Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Purchase Agreement dated April 20, 2004, among the Company and the Initial Purchasers named therein (the "Purchase Agreement") may be deposited with the Custodian under the International Deposit Agreement, in accordance with the terms hereof and thereof. The Company hereby confirms that the Shares to be deposited with the Custodian upon conversion of the Bonds will rank pari passu in all respects with and will be fully fungible (including with respect to listing) with the Shares then on deposit with the Custodian under the International Deposit Agreement. This Letter Agreement shall be deemed to constitute an agreement between the Company and the Depositary with respect to the deposit of the Shares as required by Section 2.02 of the International Deposit Agreement.

            2. Issuance of International GDSs. The Company and the Depositary hereby agree to the Depositary issuing International GDSs against the deposit of Shares to be delivered upon conversion of the Notes subject to compliance with the terms and conditions of the International Deposit Agreement including, without limitation, receipt by the Depositary of applicable fees and deposit certifications which certifications notwithstanding

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anything to the contrary in the International Deposit Agreement may be in the
form of Exhibit A hereto.

            3. Delivery of International GDRs. The Depositary hereby agrees to deliver depositary receipts evidencing International GDSs representing Shares in accordance with the International Deposit Agreement upon receipt of the opinions referred to in Section 5 below.

            4. Representations and Warranties. The Company hereby represents and warrants to the Depositary that the terms of the Purchase Agreement provide that the Notes will be resold by the several Initial Purchasers named in the Purchase Agreement in accordance with Regulation S under the Securities Act.

            5. Opinions. Upon issuance of the Notes, the Company shall provide the Depositary with (i) an opinion of its Indian counsel reasonably satisfactory to the Depositary which addresses, among other things, that this letter agreement is enforceable, all consents and approvals necessary under Indian law for issuance and deposit of the Shares with the Custodian have been obtained, such Shares are duly authorized, and, at the time International GDSs are issued in respect thereof, such Shares will be validly issued, fully paid and non-assessable and any preemptive or other rights with respect thereto will have been exercised or validly waived and (ii) an opinion of its U.S. counsel which addresses, among other things, that no registration under the Securities Act of the Notes and the Shares and International GDSs issuable upon conversion of the Bonds is required.

            6. Conversion Notices. The Company agrees that, immediately upon being notified that a bond conversion notice has been submitted to the conversion agent requesting the issuance of International GDSs, it will forward, or cause to be forwarded, to the Depositary and the Custodian a copy of such conversion notice (including the certifications by the converting bondholder(s) contained therein).

            7. Depositary Fees. The Company and the Depositary agree that the Depositary shall, as contemplated in the International Deposit Agreement, be authorized to charge to the person receiving the International GDRs issued in connection with a conversion of Notes a depositary fee of up to US$0.05 per International GDS issued.

            8. Fractional Shares and GDSs. Notwithstanding anything to the contrary in the International Deposit Agreement, the Company will not deliver to the Depositary or the Custodian in connection with the issuance of GDSs upon conversion of Notes, and the Depositary shall not be required to accept under any circumstances (a) any fraction of a Share nor (b) a number of Shares which upon application of the GDS to Shares ratio would give rise to a fraction of a GDS.

            9. Miscellaneous.

            (a) The parties hereto acknowledge and agree that the indemnification obligations contained in Section 5.10 of the International Deposit Agreement shall apply to all of the terms, conditions, obligations and performances under this Letter Agreement as if they were set forth in the International Deposit Agreement.

            (b) The parties hereto agree to duly execute and deliver, or cause to be duly executed and delivered, such further documents and instruments and do and cause to be done such further acts, as may be reasonably requested by the other party in order to implement the terms and provisions of this Letter Agreement and to effectuate the purpose and intent hereof.

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            (c) This Letter Agreement shall be interpreted and all rights hereunder and the provisions hereof shall be governed by the laws of the State of New York.

            (d) This Letter Agreement shall be binding upon the parties hereto, and their respective legal successors and permanent assigns.

            (e) This Letter Agreement may not be modified or amended except by a writing signed by both parties hereto.

            (f) This Letter Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument.

            Kindly indicate your acceptance and agreement to the foregoing by signing this letter below in the space provided.

                                       TATA MOTORS LIMITED


                                       By: /s/ Praveen P. Kadle
                                           -------------------------------------
                                           Name:  Praveen P. Kadle
                                           Title: Executive Director

Accepted and Agreed
as of the date first written above

CITIBANK, N.A.,
as Depositary


By: /s/ Susanna Mancini
    -------------------------------------
    Name:  Susanna Mancini
    Title: Vice President

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                                    EXHIBIT A

                    CERTIFICATE AND AGREEMENT OF ACQUIRORS OF
                   RECEIPTS UPON DEPOSIT OF SHARES PURSUANT T0
                    SECTION 2.02 OF THE DEPOSIT AGREEMENT(1)

            We refer to the International Deposit Agreement dated as of July 15, 1994 (the "Original Deposit Agreement"), among Tata Motors Limited (the "Issuer"), Citibank, N.A., as Depositary thereunder, and all Holders and Beneficial Owners from time to time of International Global Depositary Receipts ("International GDRs") issued thereunder, as amended on July 19, 1996, August 13, 1996 and September 30, 2002 and supplemented on August 19, 2002, July 31, 2003 and April 27, 2004 (as so amended and supplemented and as further amended and supplemented from time to time prior to the date hereof, the "Deposit Agreement"). Capitalized terms used but not defined herein shall have the meanings given them in the Deposit Agreement.

            1. This certification and agreement is furnished in connection with the deposit of Shares and issuance of International Global Depositary Shares ("International GDSs") to be evidenced by one or more International GDRs pursuant to Sections 2.02 and 2.03 of the Deposit Agreement.

            2. We acknowledge (or if we are a broker-dealer, our customer has confirmed to us that it acknowledges) that the International GDRs, the International GDSs evidenced thereby and the Shares represented thereby have not been and will not be registered under the Securities Act of 1933 (the "Securities Act").

            3. We certify that either:

            A. We are, or at the time the Shares are deposited and at the time International GDSs are created in respect thereof will be, the beneficial owner of such Shares and of such International GDSs, and (i) we are not a U.S. person (as defined in Regulation S), we are located outside the United States (within the meaning of Regulation S under the Securities Act) and we acquired, or have agreed to acquire and will have acquired, the Shares to be deposited outside the United States (within the meaning of Regulation S), (ii) we are not an affiliate of the Issuer or a person acting on behalf of such an affiliate, and (iii) we are not in the business of buying and selling securities or, if we are in such business, we did not acquire the securities to be deposited from the Issuer or any affiliate thereof in the initial distribution thereof.

                                       OR

----------
(1) To be used prior to effectiveness of a registration statement on Form F-6 under the Securities Act of 1933 relating to depositary receipts to be issued pursuant to the Deposit Agreement following such effectiveness.


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            B.    We are a broker-dealer acting on behalf of our customer; our customer has confirmed to us that it is, or at the time the Shares are deposited and at the time International GDSs are created in respect thereof will be, the beneficial owner of such Shares and International GDSs, and (i) it is not a U.S. person (as defined in Regulation S), it is located outside the United States (within the meaning of Regulation S under the Securities Act) and it acquired, or has agreed to acquire and will have acquired, the Shares to be deposited outside the United States (within the meaning of Regulation S), (ii) it is not an affiliate of the Issuer or a person acting on behalf of such an affiliate, and (iii) it is not in the business of buying and selling securities or, if it is in such business, it did not acquire the securities to be deposited from the Issuer or any affiliate thereof in the initial distribution thereof.


                                               Very truly yours,

                                               [NAME OF CERTIFYING ENTITY]


                                               By:
                                               Title:

Dated:


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